EXHIBIT  99.1

                 AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

         This Amendment No. 2 to Agreement and Plan of Merger (this "Amendment") is made and entered into this 28th day of November, 2006 by and among WT Acquisition Holdings, LLC, a Delaware limited liability company ("Parent"), WT Acquisition Corp., a Nevada corporation ("Sub"), and Warrantech Corporation, a Nevada corporation (the "Company"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Agreement and Plan of Merger dated as of June 7, 2006, as amended (the "Merger Agreement") among Parent, Sub and the Company.

         WHEREAS, the parties hereto desire to amend the Merger Agreement as provided herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Amendment.
            ---------

         (a) Section 1.03 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

         "SECTION 1.03. Closing. The closing (the "Closing") of the Merger shall take place at the offices of McDermott Will & Emery LLP, 227 West Monroe Street, Chicago, IL 60606 at 10:00 a.m. on the date selected by Parent following the satisfaction (or, to the extent permitted by Law (as defined in Section 3.05), waiver by all parties) of the conditions set forth in Section 7.01, or, if on such day any condition set forth in Section 7.02 or 7.03 has not been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), then on the date selected by Parent after all the conditions set forth in Article VII have been satisfied (or, to the extent permitted by Law, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between Parent and the Company; provided, if all of the conditions to closing set in Article VII have been satisfied then the date selected by Parent shall be no later than the later of (i) the second business day after all such conditions have been satisfied and
         (ii) January 31, 2007. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

         (b) Section 8.01(b)(i) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

         "(b)(i) by either Parent or the Company if the Merger is not consummated on or before January 31, 2007; provided, that the right to terminate the Agreement pursuant to this Section 8.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement has been the primary cause of the failure of the Merger to be consummated by such time;"

         (c) Section 7.02(g) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

         "(g) New Auto Coverage. The Company shall have obtained insurance coverage with a replacement insurance carrier, or carriers, rated A-Excellent or better by A.M. Best, to replace the existing policies with Great American Insurance Company, with satisfactory coverage, including policy limits, deductibles, scope of coverage and other terms and conditions, and without any material increase in insurance risk fees, to provide insurance coverage for all motor vehicle extended service plans and extended warranties sold and managed by the Company and the Company Subsidiaries, which coverage shall be satisfactory to Parent in its reasonable discretion."

         2. Ratification of Merger Agreement as Amended. Except as expressly amended hereby, the Merger Agreement shall remain in full force and effect and none of the rights or obligations of the parties thereunder shall be modified, waived or released by virtue of this Amendment.

         3. Counterparts. This Amendment may be executed in one or more counterparts, including counterparts transmitted by telecopier or telefax, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument.

         4. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.


                                      * * *

         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Amendment to be signed all as of the date first written above.

                                       WT ACQUISITION HOLDINGS, LLC

                                       By /s/ BRET WIENER
                                          --------------------------------------
                                          Name:   Bret Wiener
                                          Title:


                                       WT ACQUISITION CORP.

                                       By /s/ BRET WIENER
                                          --------------------------------------
                                          Name:   Bret Wiener
                                          Title:


                                       WARRANTECH CORPORATION

                                       By /s/ JOEL SAN ANTONIO
                                          --------------------------------------
                                          Name:   Joel San Antonio
                                          Title:  President




          [SIGNATURE PAGE TO AMENDMENT TO AGREEMENT AND PLAN OF MERGER]